Grant Thornton LLP Accountants and Management Consultants Member of Grant Thornton International

May 25, 2005

U.S. Securities and Exchange Commission
Office of the Chief Accountant
450 Fifth Street, NW
Washington, DC 20549

Re:	Origen Financial, Inc. File No. 000-50721

Dear Sir or Madam:

We have read Item 4.02 of Form 8-K of Origen Financial, Inc. dated March 31, 2005, and agree with the statements concerning our Firm contained therein.

Very truly yours,

/S/ GRANT THORNTON LLP

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